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                                                                    EXHIBIT 4.12





                               PLEDGE AGREEMENT


                           Dated as of April 3, 2001


                                     Among
                                     -----


                            EARTHWATCH INCORPORATED


                                  as pledgor
                                  ----------


                             THE BANK OF NEW YORK


                                  as trustee
                                  ----------


                                      and


                             THE BANK OF NEW YORK


                          as securities intermediary
                          --------------------------


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                               PLEDGE AGREEMENT

          This PLEDGE AGREEMENT (this "Agreement") is made and entered into as of April 3, 2001 by EARTHWATCH INCORPORATED, a Delaware corporation (the "Pledgor"), THE BANK OF NEW YORK, a New York banking corporation, having an office at 101 Barclay Street, Floor 21 West, New York, New York 10286, as trustee (the "Trustee") for the benefit of the holders from time to time (the "Holders") of the 13% Notes (as defined herein) issued by the Pledgor under the 13% Notes Indenture (as defined below) and THE BANK OF NEW YORK, as securities intermediary (the "EarthWatch Securities Intermediary").

                              W I T N E S S E T H

          WHEREAS, the Pledgor has issued 13% Senior Discount Notes due 2007 (the "13% Notes") pursuant to the terms of the Indenture, dated as of July 12, 1999 (as supplemented by the Supplemental Indenture (as defined in the Recapitalization Agreement referred to below) and as further amended, amended and restated, supplemented or otherwise modified from time to time, the "13% Notes Indenture"), between the Pledgor and The Bank of New York, as trustee for the Holders;

          WHEREAS, on February 28, 2001, the Pledgor, pursuant to an Offer to Purchase for Cash dated February 28, 2001, launched an Offer to Purchase (as defined in the 13% Notes Indenture) for up to all of the 13% Notes (the "Tender Offer").

          WHEREAS, in order to finance the future operations of the Pledgor, on April 2, 2001 the Pledgor entered into the Recapitalization Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Recapitalization Agreement") with certain holders of the 13% Notes (the "Remaining Holders"), under which the Pledgor agreed to enter into certain transactions in order to induce the Remaining Holders to not tender their 13% Notes in the Tender Offer, all as more particularly described therein;

          WHEREAS, the Pledgor has purchased all of the Notes tendered in the Tender Offer;

          WHEREAS, the Remaining Holders hold 100% of the outstanding 13% Notes;

          WHEREAS, the Pledgor has agreed to (i) purchase or cause to be purchased United States Treasury securities in an amount at maturity equal to the aggregate Accreted Value as of August 1, 2001 of the 13% Notes that remain outstanding immediately following the consummation of the Tender Offer and with an initial maturity not later than June 15, 2001 and (ii) place such securities (or cause them to be placed) in an account maintained by the Trustee with the EarthWatch Securities Intermediary for the benefit of Holders; and

          WHEREAS, the Pledgor has agreed to (i) pledge to the Trustee for the benefit of the Trustee and for the ratable benefit of the Holders a security interest in such securities and related collateral and (ii) execute and deliver this Agreement in order to secure the payment and performance by the Pledgor of the Obligations (as defined below);
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          WHEREAS, the Trustee has security entitlements with respect to all financial assets credited from time to time to the Pledgor's account, Account No. 103278 (the "Pledge Account II") with the EarthWatch Securities Intermediary, at its office at 101 Barclay Street, Floor 21 West, New York, New York 10286, as trustee for the benefit of the Holders; and

          WHEREAS, capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the 13% Notes Indenture and the Recapitalization Agreement; provided, however, that if such a term is defined in both such documents, the definition contained in the Recapitalization Agreement shall govern. Unless otherwise defined herein or in either such document, terms used in Articles 8 or 9 of the Uniform Commercial Code as in effect from time to time in the State of New York (the "UCC") (including, without limitation, "financial asset", "securities account", "securities entitlement", "securities intermediary" and "entitlement order") and/or the Federal Book Entry Regulations (as defined herein) are used herein as they are defined in the UCC and/or the Federal Book Entry Regulations, as applicable. The "Federal Book Entry Regulations" means (a) the federal regulations contained in Subpart B ("Treasury/Reserve Automated Debt Entry System (TRADES)") governing book-entry securities consisting of United States Treasury bonds, notes and bills and Subpart D ("Additional Provisions") of 31 C.F.R. Part 357, 31 C.F.R.
(S)357.2, (S)357.10 through (S)357.14 and (S)357.41 through (S)357.44 and (b) to the extent substantially identical to the federal regulations referred to in clause (a) above (as in effect from time to time), the federal regulations governing other book-entry securities.

          NOW, THEREFORE, in consideration of the mutual promises contained herein, the Pledgor hereby agrees with the Trustee, for the benefit of the Trustee and for the ratable benefit of the Holders, as follows:

          SECTION 1.  Pledge and Grant of Security Interest.  As security for
                      -------------------------------------
the prompt and complete payment and performance when due of the Obligations (as defined below), the Pledgor hereby pledges and grants to the Trustee for its benefit and for the ratable benefit of the Holders, a continuing first priority security interest in and to all of the Pledgor's right, title and interest in, to and under the following (collectively, the "Pledged Collateral"): (a) the Pledge Account II, (b) all financial assets credited to the Pledge Account II from time to time, including, without limitation, the United States Treasury securities identified by CUSIP Number in Exhibit A to this Agreement, and any financial assets purchased after the date hereof and credited to the Pledge Account II, including, without limitation, any United States Treasury securities acquired pursuant to Section 10(f) (such financial assets, the "Pledged Securities"), (c) any and all security entitlements of the Pledgor with respect to the Pledged Securities, (d) all dividends, interest, cash, instruments or other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing, and (e) all proceeds of any and all of the Pledged Collateral (including, without limitation, proceeds that constitute property of the types described in clauses
(a) through (d) of this Section 1) and, to the extent not otherwise included, cash.

          SECTION 2.  Security for Obligations.  This Agreement secures the
                      ------------------------
prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all obligations of the Pledgor now or hereafter existing under the 13% Notes Indenture and all obligations of the Pledgor to the Holders under Section 5.6 of the

                                       2
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Recapitalization Agreement, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, fees, premiums, penalties, indemnifications, contract causes of action, costs, expenses or otherwise (all such obligations, the "Obligations").

          SECTION 3.  Delivery of Pledged Securities; Pledge Account II;
                      --------------------------------------------------
Interest. (a) The Pledged Securities shall be pledged and transferred to the
--------
Trustee and the Trustee shall become the holder of a security entitlement to the Pledged Securities through action by the EarthWatch Securities Intermediary, as confirmed (in writing or electronically or otherwise in accordance with standard industry practice) to the Trustee by the EarthWatch Securities Intermediary (i) indicating by book-entry that the Pledged Securities and all security entitlements with respect thereto have been credited to the Pledge Account II, or (ii) acquiring the Pledged Securities or a security entitlement for the Trustee and accepting the same for credit to the Pledge Account II.

          (b) Prior to or concurrently with the execution and delivery hereof and prior to the transfer to the Trustee of the Pledged Securities (or acquisition by the Trustee of any security entitlement with respect thereto) as provided in subsection (a) of this Section 3, the Trustee shall establish with the EarthWatch Securities Intermediary the Pledge Account II on the books of the EarthWatch Securities Intermediary as a securities account segregated from all other custodial or collateral accounts, such Pledge Account II to be maintained at the offices of the EarthWatch Securities Intermediary at The Bank of New York, and the EarthWatch Securities Intermediary shall maintain a securities account at the Federal Reserve Bank of New York ("FRBNY"). Upon transfer of the Pledged Securities to the EarthWatch Securities Intermediary (or the EarthWatch Securities Intermediary's acquisition of the security entitlements with respect thereto), as confirmed to the EarthWatch Securities Intermediary by FRBNY or another securities intermediary, the EarthWatch Securities Intermediary shall make appropriate book entries indicating that the Pledged Securities and/or such security entitlements have been credited to the Trustee and the Pledge Account
II. Subject to the other terms and conditions of this Agreement, all funds or other property held by the Trustee pursuant to this Agreement shall be held in the Pledge Account II (except as expressly provided in Section 10) subject to the exclusive dominion and control (including "control" as defined in (S) 9-115(1)(e) of the UCC) of the Trustee and exclusively for the benefit of the Trustee and for the ratable benefit of the Holders and segregated from all other funds or other property otherwise held by the Trustee.

          (c) The Trustee shall, in accordance with all applicable laws, have sole dominion and control (including "control" as defined in UCC (S) 9-115(1)(e)) over the Pledge Account II, and it shall be a term and condition of the Pledge Account II and the Pledgor irrevocably instructs the Trustee, notwithstanding any other term or condition to the contrary in any other agreement, that no Pledged Collateral shall be released to or for the account of, or withdrawn by or for the account of, the Pledgor or any other Person except as expressly provided in this Agreement.

          (d) The Trustee shall, in accordance with and subject to all applicable laws, be the sole entitlement holder of, and have the sole power to originate entitlement orders with respect to, the Pledge Account II and all assets and properties carried in the Pledge Account II, and it shall be a term and condition of the Pledge Account II that the Trustee shall have the right to issue such entitlement orders with respect to the Pledge Account II and all assets and properties from time to time carried in the Pledge Account II without the consent of the Pledgor or any other Person, and that no Pledged Collateral shall be released to or for the account of, or withdrawn by or for the account of, the Pledgor or any other Person except as expressly provided in this Agreement.

          (e) All Pledged Collateral shall be retained in the Pledge Account II pending disbursement pursuant to the terms hereof.

          (f) Concurrently with the execution and delivery of this Agreement the Trustee and the EarthWatch Securities Intermediary shall deliver to the Pledgor and the Pledgor shall forward to the Remaining Holders a duly executed certificate, in the form of Exhibit B hereto, of an officer of the Trustee, confirming the Trustee's establishment and maintenance of the Pledge Account II and its receipt and holding of the Pledged Securities or a security entitlement thereto and the crediting of the Pledged Securities or such security entitlement to the Pledge Account II, all in accordance with this Agreement.

          (g) Concurrently with the execution and delivery of this Agreement, the Pledgor shall deliver to the Trustee acknowledgment copies or stamped receipt copies of proper financing statements, duly filed under the UCC of the State of New York, the State of Colorado and the State of Delaware, covering the Pledged Collateral described in this Agreement.

          SECTION 4.  Representations and Warranties.  The Pledgor hereby
                      ------------------------------
represents and warrants that, as of the date hereof:

          (a) The execution and delivery by the Pledgor of, and the performance by the Pledgor of its obligations under, this Agreement will not contravene any provision of applicable law or statute or the organizational documents of the Pledgor or any material agreement or other material instrument binding upon the Pledgor or any of its subsidiaries or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Pledgor or any of its subsidiaries, or result in the creation or imposition of any Lien on any assets of the Pledgor, except for the security interests granted under this Agreement; no consent, approval, authorization or order of, or qualification with, or other action by, any governmental or regulatory body or agency or any third party is required
     (i) for the execution, delivery or performance by the Pledgor of this Agreement, (ii) for the grant by the Pledgor of the security interest granted hereby, for the pledge by the Pledgor of the Pledged Collateral pursuant to this Agreement, (iii) for the perfection and maintenance of the pledge and security interest created hereby (including the first-priority nature of such pledge and security interest), assuming compliance by the EarthWatch Securities Intermediary with all obligations contained in this Agreement or (iv) except for any such consents, approvals, authorizations or orders required to be obtained by the Trustee (or the Holders) for reasons other than the consummation of the transactions contemplated by the Recapitalization Agreement, for the exercise by the Trustee of the rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement.

          (b) Immediately before depositing the Pledged Securities into the Pledge Account II, the Pledgor is the legal and beneficial owner of the Pledged Collateral free

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

     and clear of any Lien or claims of any person or entity (except for the security interests granted under this Agreement). No financing statement or other instrument similar in effect covering the Pledgor's interest in the Pledged Securities is on file in any public office, other than any financing statements filed pursuant to this Agreement.

          (c) This Agreement has been duly authorized, validly executed and delivered by the Pledgor and assuming the due authorization, execution and delivery thereof by the Trustee and the EarthWatch Securities Intermediary, constitutes a valid and binding agreement of the Pledgor, enforceable against the Pledgor in accordance with its terms, except as (i) the enforceability hereof may be limited by bankruptcy, insolvency, fraudulent conveyance, preference, reorganization, moratorium or similar laws now or hereafter in effect relating to or affecting creditors' rights or remedies generally, (ii) the availability of equitable remedies may be limited by equitable principles of general applicability, (iii) the exculpation provisions and rights to indemnification hereunder may be limited by public policy considerations and (iv) the waiver of rights and defenses contained in Section 11(b), Section 15.11 and Section 15.15 hereof may be limited by applicable law.

          (d) Upon the transfer to the Trustee of the Pledged Securities and the acquisition by the Trustee of a security entitlement thereto in accordance with Section 3, and the compliance by the EarthWatch Securities Intermediary with the provisions of this Agreement, the pledge of and grant of a security interest in the Pledged Collateral securing the payment of the Obligations for the benefit of the Trustee and the Holders will constitute a valid first priority perfected security interest in such Pledged Collateral, enforceable as such against all creditors of the Pledgor (and any persons purporting to purchase any of the Pledged Collateral from the Pledgor) and all filings and actions (other than the transfer to the Trustee of the Pledged Securities) necessary or desirable to perfect and protect such security interest have been duly taken.

          (e) There are no legal or governmental proceedings pending or, to the best of the Pledgor's knowledge, threatened to which the Pledgor or any of its subsidiaries is a party or to which any of the properties of the Pledgor or any such subsidiary is subject that would materially adversely affect the power or ability of the Pledgor to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.

          (f) The pledge of the Pledged Collateral pursuant to this Agreement is not prohibited by law or governmental regulation (including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System) applicable to the Pledgor.

          (g)  No Event of Default (as defined herein) exists.

          (h) The chief place of business and chief executive office of the Pledgor are located at 1900 Pike Road, Longmont, CO 80501, and the Pledgor keeps its records concerning the Pledged Collateral at such location.

          SECTION 5.  Further Assurances.  (a)  The Pledgor agrees that it will
                      ------------------
from time to time execute and deliver or cause to be executed and delivered, or use its reasonable best efforts to procure, all assignments, instruments and other documents, all in form and substance reasonably satisfactory to the Trustee, and take any other actions that are necessary or desirable, to perfect, continue the perfection of, or protect the first priority nature of the Trustee's security interest in and to the Pledged Collateral, to protect the Pledged Collateral against the rights, claims, or interests of third persons (other than any such rights, claims or interests created by or arising through the Trustee), to enable the Trustee to enforce its rights and remedies hereunder, or to give effect to the purposes of this Agreement.

          (b) The Pledgor hereby agrees to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Pledged Collateral and provide proof to the Trustee of such filing. A photocopy or other reproduction of this Agreement or any financing statement covering the Pledged Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

          (c) The Pledgor will promptly pay all reasonable costs incurred in connection with any of the foregoing.

          SECTION 6.  Covenants.  The Pledgor covenants and agrees with the
                      ---------
Trustee and the Holders that from and after the date of this Agreement until the payment in full in cash of the Obligations:

          (a) that (i) it will not (and will not purport to) sell or otherwise dispose of, or grant any option or warrant with respect to, any of the Pledged Collateral or its beneficial interest therein, and (ii) it will not create or permit to exist any Lien or other adverse interest in or with respect to its beneficial interest in any of the Pledged Collateral (except for the security interests granted under this Agreement) and at all times will be the sole beneficial owner of the Pledged Collateral;

          (b) that it will not (i) enter into any agreement or understanding that restricts or inhibits or purports to restrict or inhibit the Trustee's rights or remedies hereunder, including, without limitation, the Trustee's right to sell or otherwise dispose of the Pledged Collateral or (ii) fail to pay or discharge any tax, assessment or levy of any nature with respect to its beneficial interest in the Pledged Collateral not later than five days prior to the date of any proposed sale under any judgment, writ or warrant of attachment with respect to such beneficial interest; and

          (c) that it will keep its chief place of business, chief executive office and the place where it keeps its records concerning the Pledged Collateral at the location therefor specified in Section 4(h), or upon 30 days' prior written notice to the Trustee, at such other locations in a jurisdiction where all actions required by Section 5 have been taken with respect to the Collateral.

          SECTION 7.  Power of Attorney.  Upon the occurrence of a failure to
                      -----------------
pay an Obligation when due and payable or upon the occurrence of a default hereunder, the Pledgor hereby appoints and constitutes the Trustee as the Pledgor's attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Trustee's discretion, to take any action and to execute any instrument that the Trustee may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, the following powers: (a) collection of proceeds of any Pledged Collateral; (b) conveyance of any item of Pledged Collateral to any purchaser thereof; (c) giving of any notices or recording of any Liens under Section 5 hereof; and (d) paying or discharging taxes or Liens levied or placed upon the Pledged Collateral and paying the premiums under the QuickBird 2 Insurance, the legality or validity thereof and the amounts necessary to pay or discharge the same to be determined by the Trustee in its sole reasonable discretion, and such payments made by the Trustee to become part of the Obligations of the Pledgor to the Trustee, due and payable immediately upon demand. The Trustee's authority under this Section 7 shall include, without limitation, the authority to endorse and negotiate any checks or instruments representing proceeds of Pledged Collateral in the name of the Pledgor, execute and give receipt for any certificate of ownership or any document constituting Pledged Collateral, transfer title to any item of Pledged Collateral, sign the Pledgor's name on all financing statements (to the extent permitted by applicable law) or any other documents deemed necessary or appropriate by the Trustee to preserve, protect or perfect the security interest in the Pledged Collateral and to file the same, prepare, file and sign the Pledgor's name on any notice of Lien, and to take any other actions arising from or incident to the powers granted to the Trustee in this Agreement. This power of attorney is coupled with an interest and is irrevocable by the Pledgor. Notwithstanding anything to the contrary stated herein, the Trustee has no duty or obligation to exercise any of the powers stated in this Section 7.

          SECTION 8.  No Assumption of Duties; Reasonable Care.  The rights and
                      ----------------------------------------
powers granted to the Trustee hereunder are being granted in order to preserve and protect the security interest of the Trustee and the Holders in and to the Pledged Collateral granted hereby and shall not be interpreted to, and shall not impose any duties on the Trustee in connection therewith other than those expressly provided herein or imposed under applicable law. Except as provided by applicable law, the Trustee shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which the Trustee accords similar property held by the Trustee for similar accounts, it being understood that the Trustee in its capacity as such shall not have any responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities or other matters relative to any Pledged Collateral, whether or not the Trustee has or is deemed to have knowledge of such matters or (b) investing or reinvesting any of the Pledged Collateral or any loss on any investment; provided, however, that nothing contained in this Agreement shall relieve the Trustee of any responsibilities as a securities intermediary under applicable law. The Trustee shall be entitled to all of the benefits, privileges and immunities accorded to it under the 13% Notes Indenture.

          SECTION 9.  Indemnity.  The Pledgor shall indemnify, hold harmless and
                      ---------
defend the Trustee and the EarthWatch Securities Intermediary and its directors, officers, agents and employees from and against any and all claims, actions, obligations, liabilities and expenses, including reasonable defense costs, reasonable investigative fees and costs and reasonable legal fees and expenses and damages arising from the Trustee's performance as Trustee under this Agreement or the EarthWatch Securities Intermediary's performance under this Agreement, except to the extent that such claim, action, obligation, liability or expense is directly attributable to the gross negligence or willful misconduct of such indemnified person. This indemnification shall survive the termination of this Agreement.

          SECTION 10.  Release of Collateral.  (a) Failure to Amend the 13%
                       ---------------------       ------------------------
Notes Indenture.  If on or before the close of business on April 25, 2001:
---------------

          (i) the 13% Notes Indenture shall not have been amended by the Supplemental Indenture;

          (ii) the Pledgor shall have commenced an Offer to Purchase the 13% Notes in accordance with Section 5.6 of the Recapitalization Agreement;

          (iii) no Event of Default shall have occurred and shall be continuing; and

          (iv) the Pledgor shall have delivered to the Trustee an Officer's Certificate in form and substance satisfactory to the Trustee certifying
     (x) that no Event of Default has occurred and is then continuing and (y) the aggregate purchase price payable by the Pledgor to the holders of 13% Notes validly tendered in such Offer to Purchase and (z) the date on which such purchase price is payable to such Holders, then the Trustee shall on such stated purchase date release from the Pledge Account II and pay to the Paying Agent under the 13% Notes Indenture (free from any Lien hereunder) for further payment to the Holders an amount equal to the lesser of (A) such purchase price and (B) the aggregate balance in the Pledge Account II at that time. On consummation of the Offer to Purchase, after all 13% Notes validly tendered have been repurchased by the Pledgor, the Trustee shall release from the Pledge Account II and pay to the Pledgor (free from any Lien hereunder) the balance of any proceeds then remaining in the Pledge Account II.

          (b)   Satisfactory Fulfillment of Conditions.  If on or before the
                --------------------------------------
close of business on June 15, 2001:

          (i) the Charter Amendments shall have been approved and shall be in full force and effect;

          (ii) the Pledgor shall have issued the shares of Series C Preferred Stock as set forth under Section 5.2 of the Recapitalization Agreement and, prior to such issuance, shall have obtained the waiver required to be obtained by the last sentence of Section 3.5 of the Recapitalization Agreement;

          (iii) the Pledgor shall have obtained the Vendor Financing;

          (iv) the Pledgor shall have, or contemporaneously with the payment of the initial deposit therefor pursuant to Section 10(c) below, will have, purchased (by paying the initial deposit therefor) the QuickBird 2 Insurance and the terms of such insurance shall comply with the requirements set forth in Section 4.10(b) of the 13% Notes Indenture (as amended by the Supplemental Indenture);

          (v)   the Pledgor shall have satisfied the obligations set forth in
     Section 5.4(b) of the Recapitalization Agreement;

          (vi) no Event of Default shall have occurred and shall be continuing; and

          (vi) the Pledgor shall have delivered to the Trustee an Officer's Certificate in form and substance satisfactory to the Trustee certifying
     (w) that the conditions set forth in clauses (i) through (v) above have been satisfied, (x) that no Event of Default has occurred and is then continuing, (y) the aggregate amount of the insurance premiums payable in respect of the purchase of the QuickBird 2 Insurance prior to the launch of QuickBird 2 (the "Pre-Launch Insurance Premiums") and (z) a payment schedule (the "Payment Schedule") setting forth the scheduled payment dates and installment amounts for the payment of the Pre-Launch Insurance Premiums in full, then the Pledgor may, by written notice to the Trustee, (A) instruct the Trustee to sell and liquidate all of the Pledged Securities on the next Business Day following the receipt of such written notice (such next following Business Day, the "Determination Date") and deposit the proceeds from such sale to the Pledge Account II, and (B) direct the Trustee to release from the Pledge Account II and pay to the Pledgor (free from any Lien hereunder) on the Determination Date an amount equal to the excess (the "Excess") of the aggregate balance in the Pledge Account II on the Determination Date over such amount of principal necessary to pay the Pre-Launch Insurance Premiums in full in accordance with the Payment Schedule. The proceeds from the sale and liquidation of the Pledged Securities shall not be reinvested in additional United States Treasury securities pursuant to Section 10(f) until the payment pursuant to clause (B) above has been made.

          (c)   Payment of Pre-Launch Insurance Premiums.  The Trustee shall, on
                ----------------------------------------
or after receipt of the Officer's Certificate described in Section 10(b)(vi), on each payment date referred to in the Payment Schedule, release from the Pledge Account II and pay to the insurance companies providing the QuickBird 2 Insurance designated by the Pledgor (free from any Lien hereunder), the amount of the installment or installments due on such payment date as set forth in the Payment Schedule.

          (d)   Unsatisfactory Fulfillment of Conditions; Offer to Purchase. If:
                -----------------------------------------------------------

          (i) the Pledgor fails to satisfy any condition set forth in Sections 10(b)(i) through Section 10(b)(v) on or before the close of business on June 15, 2001;

          (ii) the Pledgor commences an Offer to Purchase the 13% Notes in accordance with Section 4.17 of the 13% Notes Indenture (as amended by the Supplemental Indenture) or Section 5.6(iii) of the Recapitalization Agreement;

          (iii) no Event of Default shall have occurred and shall be continuing; and

          (iv) the Pledgor has delivered to the Trustee an Officer's Certificate in form and substance satisfactory to the Trustee certifying
     (x) that no Event of Default has occurred and is then continuing and (y) the aggregate purchase price payable by the

     Pledgor to the holders of 13% Notes validly tendered in such Offer to Purchase and (z) the date on which such purchase price is payable to such Holders,

          then the Trustee shall on such stated purchase date release from the Pledge Account II and pay to the Paying Agent under the 13% Notes Indenture (free from any Lien hereunder) for further payment to the Holders an amount equal to the lesser of (A) such purchase price and (B) the aggregate balance in the Pledge Account II at that time. On consummation of the Offer to Purchase, after all 13% Notes validly tendered have been repurchased by the Pledgor, the Trustee shall release from the Pledge Account II and pay to the Pledgor (free from any Lien hereunder) the balance of any proceeds then remaining in the Pledge Account II.

          (e)  Procedures. The Trustee shall liquidate Pledged Collateral in the
               ----------
Pledge Account II (pursuant to written instructions of the Pledgor) in order to make any payment pursuant to this Section 10 unless there are sufficient funds in the Pledge Account II to make such payment. Upon the making of any payment by the Trustee pursuant to and in accordance with the provisions of this Section 10, the security interest created by this Agreement in the proceeds of such payment shall be released and shall automatically terminate and be of no further force and effect. The Trustee shall take all actions necessary to release the security interest created by this Agreement in the proceeds of such payment in order to enable the Trustee to make such payment.

          (f)  Reinvestment of Proceeds.  Immediately following the sale and
               ------------------------
liquidation of the Pledged Securities pursuant to Section 10(b)(A) and payment to the Pledgor of the Excess pursuant to Section 10(b)(B), the Pledgor shall direct the Trustee to invest the proceeds remaining in the Pledge Account in United States Treasury securities which shall constitute Pledged Securities for the purposes of this Agreement, provided, however, that such United States Treasury securities shall be in amounts and with maturities that match the amounts of and payment dates for the installments of the Pre-Launch Insurance Premiums, as set forth in the Payment Schedule.

          SECTION 11.  Remedies Upon Event of Default.  If any Event of Default
                       ------------------------------
under the 13% Notes Indenture or default hereunder (any such Event of Default or default being referred to in this Agreement as an "Event of Default") shall have occurred and be continuing:

          (a) The Trustee and the Holders shall have, in addition to all other rights given by law or by this Agreement, the 13% Note Indenture or the Recapitalization Agreement, all of the rights and remedies with respect to the Pledged Collateral of a secured party under the UCC. In addition, with respect to any Pledged Collateral that shall then be in or shall thereafter come into the possession or custody of the Trustee, the Trustee may sell or cause the same to be sold at any broker's board or at public or private sale, in one or more sales or lots, at such price or prices as the Trustee may deem best, for cash or on credit or for future delivery, without assumption of any credit risk. The purchaser of any or all Pledged Collateral so sold shall thereafter hold the same absolutely, free from any claim, encumbrance or right of any kind whatsoever created by or through the Pledgor. If after enforcement of the pledge and security interest created hereby, in the reasonable judgment of the Trustee, there is a threat that the Pledged Collateral will decline speedily in value, or if the Pledged Collateral is or becomes of a type sold on a recognized market, the Trustee will give the Pledgor reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale or other intended disposition is to be made. To the extent permitted by applicable law, any sale of the Pledged Collateral conducted in conformity with reasonable commercial practices of banks, insurance companies, commercial finance companies, or other financial institutions disposing of property similar to the Pledged Collateral shall be deemed to be commercially reasonable. Any requirements of reasonable notice shall be met if such notice is mailed to the Pledgor as provided in Section 15.1 hereof at least 10 days before the time of the sale or disposition. The Trustee or any Holder may, in its own name or in the name of a designee or nominee, buy any of the Pledged Collateral at any public sale and, if permitted by applicable law, at any private sale. All expenses (including court costs and reasonable attorneys' fees, expenses and disbursements) of, or incident to, the enforcement of any of the provisions hereof shall be recoverable from the proceeds of the sale or other disposition of the Pledged Collateral.

          (b) The Pledgor further agrees to use its reasonable best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Collateral pursuant to this Section 11 valid and binding and in compliance with any and all other applicable requirements of law. The Pledgor further agrees that a breach of any of the covenants contained in this Section 11 will cause irreparable injury to the Trustee and the Holders, that the Trustee and the Holders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 11 shall be specifically enforceable against the Pledgor, and the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default under the 13% Notes Indenture has occurred.

          (c) The Trustee may, without notice to the Pledgor except as required by law and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Obligations against the Pledge Account II or any part thereof.

          (d) Any cash held by or on behalf of the Trustee and all cash proceeds received by or on behalf of the Trustee in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral shall be held by the Trustee as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Trustee pursuant to the last sentence of Section 9, Section 11(a) and
     Section 12) in whole or in part by the Trustee for itself and the ratable benefit of the Holders against, all or any part of the Obligations in such order as the Trustee shall elect consistent with the 13% Notes Indenture and this Agreement. Any surplus of such cash or cash proceeds held by the Trustee and remaining after payment in full of all of the Obligations in cash shall be paid over to the Pledgor or to whomsoever may be lawfully entitled to receive such surplus, upon receipt of written instructions from the Pledgor.

          SECTION 12.  Expenses.  The Pledgor shall upon demand pay to the
                       --------
Trustee the amount of any and all reasonable expenses, including, without limitation, the reasonable fees, expenses and disbursements of its counsel, experts and agents retained by the Trustee that the Trustee may incur in connection with (a) the review, negotiation and administration of this

Agreement (as more specifically described in Exhibit C hereto), (b) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (c) the exercise or enforcement of any of the rights of the Trustee and the Holders hereunder or (d) the failure by the Pledgor to perform or observe any of the provisions hereof.

          SECTION 13.  Security Interest Absolute.  All rights of the Trustee
                       --------------------------
and the Holders and security interests hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of:

          (a) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations;

          (b) any taking, exchange, surrender, release or non-perfection of any other collateral or any taking, release or amendment or waiver from any guaranty for all or any of the Obligations;

          (c) any change, restructuring or termination of the corporate structure or the existence of the Pledgor or any of its subsidiaries; or

          (d) to the extent permitted by applicable law, any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Pledgor in respect of the Obligations or of this Agreement.

          SECTION 14.  EarthWatch Securities Intermediary's Representations,
                       -----------------------------------------------------
Warranties and Covenants.  The EarthWatch Securities Intermediary represents and
------------------------
warrants that it is as of the date hereof, and it agrees that for so long as it maintains the Pledge Account II and acts as securities intermediary pursuant to this Agreement it shall be a "securities intermediary" (as defined in the UCC and in 31 C.F.R. (S)357.2) and shall be eligible to maintain, and does maintain, a Participant's Securities Account (as defined in 31 C.F.R. (S)357.2) in the name of the EarthWatch Securities Intermediary with the FRBNY (a "FRBNY Member Securities Account"). In furtherance of the foregoing, the EarthWatch Securities Intermediary hereby:

          (a) represents and warrants that it is a corporation that in the ordinary course of its business maintains Securities Accounts for others and is acting in that capacity hereunder and with respect to the Pledge Account II;

          (b) represents and warrants that it maintains the FRBNY Member Securities Account with the FRBNY and that the United Stated Treasury securities constituting the Pledged Securities transferred to the EarthWatch Securities Intermediary pursuant to Section 3(b) have been credited to the FRBNY Member Securities Account;

          (c) agrees that the Pledge Account II shall be an account to which financial assets may be credited, and the EarthWatch Securities Intermediary undertakes to treat the Trustee as the sole person entitled to exercise rights that comprise (and entitled to the benefits of) such financial assets, and entitled to exercise the rights of an entitlement holder and control in the manner contemplated by the UCC, further agrees that it has identified (and will continue to identify) the Trustee in the records of the EarthWatch Securities Intermediary as the sole person having a securities entitlement against the

     EarthWatch Securities Intermediary with respect to the Pledge Account II and all assets, property and items from time to time carried in or credited to the Pledge Account II;

          (d) hereby represents that it has not granted, and covenants that so long as it acts as EarthWatch Securities Intermediary hereunder it shall not grant, control (including without limitation, "control" as defined in UCC (S) 9 -115(1)(e)) over or with respect to any Pledged Collateral credited to the Pledge Account II from time to time to any other Person other than the Trustee;

          (e) covenants that in its capacity as EarthWatch Securities Intermediary hereunder and with respect to the Pledge Account II, it shall not take any action inconsistent with, and represents and covenants that it is not and so long as this Agreement remains in effect will not become party to any agreement, the terms of which are inconsistent with the provisions of this Agreement;

          (f) to the maximum extent permitted by applicable law, all assets, property and items from time to time credited to the Pledge Account II shall constitute financial assets under Article 8 of the UCC, and the EarthWatch Securities Intermediary shall treat all such assets, property and items as financial assets;

          (g) agrees to comply with entitlement orders and other directions concerning the Pledge Account II originated by, and only by, the Trustee;

          (h) agrees that the EarthWatch Securities Intermediary is and shall remain the sole Person having dominion and control over the Pledge Account II;

          (i) agrees, with the other parties to this Agreement, so long as it serves as EarthWatch Securities Intermediary pursuant to this Agreement, to maintain the Pledge Account II as a securities account and maintain appropriate books and records in respect thereof in accordance with its usual procedures and subject to the terms of this Agreement; and

          (j) agrees, with the other parties to this Agreement, that the EarthWatch Securities Intermediary's jurisdiction, for purposes of UCC (S) 8-110(e) and 31 C.F.R. 357.11(b) as it pertains to this Agreement, the Pledge Account II and security entitlements relating thereto, shall be the State of New York.

          SECTION 15.  Miscellaneous Provisions.

          Section 15.1.  Notices.  Any notice or communication given hereunder
                         -------
shall be sufficiently given if in writing and delivered in person or mailed by first class mail, commercial courier service or telecopier communication, addressed as follows:

          if to the Pledgor:

               EarthWatch Incorporated
               1900 Pike Road
               Longmont, CO 80501

               Telecopier:  303-682-3848
               Attention:  Chief Executive Officer

               with a copy to:

               Baker & McKenzie
               2300 Trammell Crow Center
               2001 Ross Avenue
               Dallas, TX 75201
               Telecopier:  214-978-3099
               Attention:  Alan G. Harvey

     if to the Trustee:

               The Bank of New York
               101 Barclay Street
               Floor 21 West
               New York, New York 10286
               Telecopier:  212-815-5915
               Attention:  Corporate Trust Trustee Administration

          Section 15.2.  No Adverse Interpretation of Other Agreements.  This
                         ---------------------------------------------
Agreement may not be used to interpret another pledge, security or debt agreement of the Pledgor or any subsidiary thereof. No such pledge, security or debt agreement (other than the 13% Notes Indenture and the Recapitalization Agreement) may be used to interpret this Agreement.

          Section 15.3   Severability.  The provisions of this Agreement are
                         ------------
severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Agreement in any jurisdiction.

          Section 15.4.  Headings.  The headings in this Agreement have been
                         --------
inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

          Section 15.5.  Counterpart Originals.  This Agreement may be signed in
                         ---------------------
two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same agreement.

          Section 15.6.  Benefits of Agreement.  Nothing in this Agreement,
                         ---------------------
express or implied, shall give to any person, other than the parties hereto and their successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Agreement.

          Section 15.7.  Amendments, Waivers and Consents.  Any amendment or
                         --------------------------------
waiver of any provision of this Agreement and any consent to any departure by the Pledgor from any provision of this Agreement shall be effective only if made or duly given in compliance with all of the terms and provisions of the 13% Note Indenture, and neither the Trustee nor any Holder shall be deemed, by any act, delay, indulgence, omission or otherwise, to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default (as defined in the herein) or in any breach of any of the terms and conditions hereof. Consistent with the foregoing, this Agreement may be amended, its provisions may be waived and departures from its provisions may be consented to by action of the Pledgor and the Trustee, and (if applicable) the Holders, as provided in the 13% Note Indenture. Failure of the Trustee or any Holder to exercise, or delay in exercising, any right, power or privilege hereunder shall not preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Trustee or any Holder of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Trustee or such Holder would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

          Section 15.8.   Interpretation of Agreement.  Acceptance of or
                          ---------------------------
acquiescence in a course of performance rendered under this Agreement shall not be relevant to determine the meaning of this Agreement even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

          Section 15.9.   Continuing Security Interest; Termination.  (a) This
                          -----------------------------------------
Agreement shall create a continuing security interest in and to the Pledged Collateral and shall, unless otherwise provided in this Agreement, remain in full force and effect until the payment in full in cash of the Obligations or release and termination of the security interests created hereby pursuant to
Section 10. This Agreement shall be binding upon the Pledgor, its transferees, successors and assigns, and shall inure, together with the rights and remedies of the Trustee hereunder, to the benefit of the Trustee, the Holders and their respective successors, transferees and assigns.

          (b) Unless the security interests created hereby are released and terminated pursuant to Section 10, this Agreement (other than the Pledgor's obligations under Sections 9 and 12) shall terminate upon the payment in full in cash of the Obligations. At such time, the Trustee shall reassign and redeliver to the Pledgor all of the Pledged Collateral hereunder that has not been sold, disposed of, retained or applied by the Trustee in accordance with the terms of this Agreement and take all actions that are necessary to release the security interest created by this Agreement in and to the Pledged Collateral, including the execution and delivery of all termination statements necessary to terminate any financing or continuation statements filed with respect to the Pledged Collateral. Such reassignment and redelivery shall be without warranty by or recourse to the Trustee in its capacity as such, except as to the absence of any Liens on the Pledged Collateral created by or arising through the Trustee, and shall be at the reasonable expense of the Pledgor.

          Section 15.10.  Survival of Representations and Covenants.  All
                          -----------------------------------------
representations, warranties and covenants of the Pledgor contained herein shall survive the execution and delivery of this Agreement, and shall terminate only upon the termination of this Agreement.

          Section 15.11.  Waivers.  The Pledgor waives presentment and demand
                          -------
for payment of any of the Obligations, protest and notice of dishonor or default with respect to any of the Obligations, and all other notices to which the Pledgor might otherwise be entitled, except as otherwise expressly provided herein.

          Section 15.12.  Authority of the Trustee.  (a)  The Trustee shall have
                          ------------------------
the right to exercise all powers hereunder that are specifically granted to the Trustee by the terms hereof, together with such powers as are reasonably incidental hereto. The Trustee may perform any of its duties hereunder or in connection with the Pledged Collateral by or through agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of counsel concerning all such matters. Except as otherwise expressly provided in this Agreement, neither the Trustee nor any director, officer, employee, attorney or agent of the Trustee shall be liable to the Pledgor for any action taken or omitted to be taken by the Trustee, in its capacity as Trustee, hereunder, except for its own gross negligence or willful misconduct, and the Trustee shall not be responsible for the validity, effectiveness or sufficiency hereof or of any document or security furnished pursuant hereto. The Trustee and its directors, officers, employees, attorneys and agents may conclusively rely on any communication, instrument or document believed by it or them to be genuine and correct and to have been signed or sent by the proper person or persons.

          (b) The Pledgor acknowledges that the rights and responsibilities of the Trustee under this Agreement with respect to any action taken by the Trustee or the exercise or non-exercise by the Trustee of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Trustee and the Holders, be governed by the 13% Note Indenture and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Trustee and the Pledgor, the Trustee shall be conclusively presumed to be acting as agent for the Holders with full and valid authority so to act or refrain from acting, and the Pledgor shall not be obligated or entitled to make any inquiry respecting such authority.

          (c) Each of the Trustee and the EarthWatch Securities Intermediary undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Trustee or the EarthWatch Securities Intermediary.

          (d) No provision of this Agreement shall require the Trustee or the EarthWatch Securities Intermediary to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights and powers.

          (e) The Trustee and the EarthWatch Securities Intermediary may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (f) The Trustee and the EarthWatch Securities Intermediary may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee and the EarthWatch Securities Intermediary shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

          Section 15.13.  Final Expression.  This Agreement, together with the
                          ----------------
13% Note Indenture, the Recapitalization Agreement and any other agreement executed in connection herewith, is intended by the parties as a final expression of this Agreement and is intended as a complete and exclusive statement of the terms and conditions thereof.

          Section 15.14.  Rights of Holders.  No Holder shall have any
                          -----------------
independent rights hereunder other than those rights granted to individual Holders pursuant to Section 5.7 of the 13% Note Indenture; provided that nothing in this subsection shall limit any rights granted to the Trustee under the 13% Notes or the 13% Note Indenture.

          Section 15.15.  GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF
                          ----------------------------------------------------
JURY TRIAL; WAIVER OF DAMAGES.  (a)  THIS AGREEMENT SHALL BE GOVERNED BY AND
-----------------------------
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. ANY DISPUTE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO, THE RELATIONSHIP ESTABLISHED BETWEEN THE PLEDGOR, THE TRUSTEE AND THE HOLDERS IN CONNECTION WITH THIS AGREEMENT AND WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. NOTWITHSTANDING THE FOREGOING, THE MATTERS IDENTIFIED IN 31 C.F.R. PART 357, 61 FED. REG. 43626 (AUG. 23, 1996) SHALL BE GOVERNED SOLELY BY THE LAWS SPECIFIED THEREIN.

          (b) THE PLEDGOR AGREES THAT THE TRUSTEE SHALL, IN ITS CAPACITY AS TRUSTEE OR IN THE NAME AND ON BEHALF OF ANY HOLDER, HAVE THE RIGHT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TO PROCEED AGAINST THE PLEDGOR OR THE PLEDGED COLLATERAL IN A COURT IN ANY LOCATION REASONABLY SELECTED IN GOOD FAITH (AND HAVING PERSONAL OR IN REM JURISDICTION OVER THE PLEDGOR OR THE PLEDGED COLLATERAL, AS THE CASE MAY BE) TO ENABLE THE TRUSTEE TO REALIZE ON SUCH PLEDGED COLLATERAL, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE TRUSTEE. THE PLEDGOR AGREES THAT IT WILL NOT ASSERT ANY COUNTERCLAIMS, SET OFFS OR CROSSCLAIMS IN ANY PROCEEDING BROUGHT BY THE TRUSTEE TO REALIZE ON SUCH PROPERTY OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE TRUSTEE, EXCEPT FOR SUCH COUNTERCLAIMS, SET OFFS OR CROSSCLAIMS WHICH, IF NOT ASSERTED IN ANY SUCH PROCEEDING, COULD NOT OTHERWISE BE BROUGHT OR ASSERTED. THE PLEDGOR WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN THE CITY OF NEW YORK ONCE THE TRUSTEE HAS COMMENCED A PROCEEDING DESCRIBED IN THIS PARAGRAPH INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS.

          (c) THE PLEDGOR AGREES THAT NEITHER ANY HOLDER NOR (EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT OR THE INDENTURES) THE TRUSTEE IN ITS CAPACITY AS TRUSTEE SHALL HAVE ANY LIABILITY TO THE PLEDGOR (WHETHER ARISING IN TORT, CONTRACT OR OTHERWISE) FOR LOSSES SUFFERED BY THE PLEDGOR IN CONNECTION WITH, ARISING OUT OF, OR IN ANY

WAY RELATED TO, THE TRANSACTIONS CONTEMPLATED AND THE RELATIONSHIP ESTABLISHED BY THIS AGREEMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, UNLESS IT IS DETERMINED BY A FINAL AND NONAPPEALABLE JUDGMENT OF A COURT THAT IS BINDING ON THE TRUSTEE OR SUCH HOLDER, AS THE CASE MAY BE, THAT SUCH LOSSES WERE THE RESULT OF ACTS OR OMISSIONS ON THE PART OF THE TRUSTEE OR SUCH HOLDERS, AS THE CASE MAY BE, CONSTITUTING BAD FAITH, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

          (d) TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PLEDGOR WAIVES THE POSTING OF ANY BOND OTHERWISE REQUIRED OF THE TRUSTEE OR ANY HOLDER IN CONNECTION WITH ANY JUDICIAL PROCESS OR PROCEEDING TO ENFORCE ANY JUDGMENT OR OTHER COURT ORDER PERTAINING TO THIS AGREEMENT OR ANY RELATED AGREEMENT OR DOCUMENT ENTERED IN FAVOR OF THE TRUSTEE OR ANY HOLDER, OR TO ENFORCE BY SPECIFIC PERFORMANCE, TEMPORARY RESTRAINING ORDER OR PRELIMINARY OR PERMANENT INJUNCTION, THIS AGREEMENT OR ANY RELATED AGREEMENT OR DOCUMENT BETWEEN THE PLEDGOR ON THE ONE HAND AND THE TRUSTEE AND/OR THE HOLDERS ON THE OTHER HAND.

          IN WITNESS WHEREOF, the Pledgor, the Trustee and the EarthWatch Securities Intermediary have each caused this Agreement to be duly executed and delivered as of the date first above written.

                              EARTHWATCH INCORPORATED
                                    (as Pledgor)


                              By:   /s/ Herbert F. Satterlee
                                   ---------------------------------------------
                                    Name:   Herbert F. Satterlee
                                    Title:  Chief Executive Officer,
                                            President and Director


                              THE BANK OF NEW YORK
                                    (as Trustee)

                              By:   /s/ Van K. Brown
                                   ---------------------------------------------
                                    Name:   Van K. Brown
                                    Title:  Vice President


                              THE BANK OF NEW YORK
                                    (as EarthWatch Securities Intermediary)


                              By:   /s/ Van K. Brown
                                   ---------------------------------------------
                                    Name:   Van K. Brown
                                    Title:  Vice President

                                   EXHIBIT A


                              PLEDGED SECURITIES


------------------------------------------------------------------------------------------------------------------------
       Description of Security            CUSIP Number     Final Maturity   Original Principal Amount   Cost at Closing
------------------------------------------------------------------------------------------------------------------------
United States Treasury Note                9128275H1           5/31/01             $31,534,000          $32,156,341.69
------------------------------------------------------------------------------------------------------------------------
United States Treasury Note                9128275E8           4/30/01             $27,106,000          $27,701,493.62
------------------------------------------------------------------------------------------------------------------------
United States Fidelity Treasury Note    Not applicable       No maturity           $3,737,761.21        $ 3,737,761.21
------------------------------------------------------------------------------------------------------------------------

                                                                       EXHIBIT B

                                  CERTIFICATE

          Pursuant to Section 3(f) of the Pledge Agreement (the "Agreement") dated as of April 3, 2001 between EarthWatch Incorporated (the "Pledgor") and The Bank of New York, as trustee (the "Trustee") for the Holders, and The Bank of New York, as securities intermediary (the "EarthWatch Securities Intermediary"), the undersigned officer of the Trustee, on behalf of the Trustee, and the undersigned officer of the EarthWatch Securities Intermediary, on behalf of the EarthWatch Securities Intermediary, make the following certifications to the Pledgor and the Holders of the 13% Notes on the date of this Certificate. Capitalized terms used and not defined in this Certificate have the meanings set forth or referred to in the Agreement.

          1. Substantially contemporaneously with the execution and delivery of this Certificate, the Trustee has established with the EarthWatch Securities Intermediary, as securities intermediary, the Pledge Account II. The EarthWatch Securities Intermediary has acquired a security entitlement to the United States Treasury securities identified in Annex 1 to this Certificate (the "Pledged Securities") from the FRBNY and holds a security entitlement with respect thereto in the FRBNY's security account. The EarthWatch Securities Intermediary has made appropriate book entries in its records establishing that the Pledged Securities and the Trustee's securities entitlement with respect thereto have been credited to and are held in the Pledge Account II.

          2. The Trustee has established and maintained and will maintain the Pledge Account II and all securities entitlements and other positions carried in the Pledge Account II solely in its capacity as Trustee and has not asserted and will not assert any claim to or interest in the Pledge Account II or any such securities entitlements or other positions except in such capacity.

          3. The Trustee and the EarthWatch Securities Intermediary have acquired their security entitlements to the Pledged Securities for value and without notice of any adverse claim thereto. Without limiting the generality of the foregoing, the Pledged Securities are not and the EarthWatch Securities Intermediary's and the Trustee's security entitlements to the Pledged Securities are not, to their knowledge, subject to any Lien granted by either of them in favor of any securities intermediary (including, without limitation, NFSC or the FRBNY) through which the Trustee derives its security entitlement to the Pledged Securities.

          4. Neither the EarthWatch Securities Intermediary nor the Trustee has caused or permitted the Pledged Securities or any security entitlement thereto to become subject to any Lien created by or arising through either of the Trustee or the EarthWatch Securities Intermediary.

          IN WITNESS WHEREOF, the undersigned officers have executed this Certificate on behalf of the Trustee, and on behalf of the EarthWatch Securities Intermediary, respectively, this 3/rd/ day of April, 2001.

                              THE BANK OF NEW YORK
                                    (as Trustee)


                              By:  ____________________________________________
                                   Name:
                                   Title:


                              THE BANK OF NEW YORK
                                    (as EarthWatch Securities Intermediary)


                              By:  ____________________________________________
                                   Name:
                                   Name:
                                   Title:

                                                                       EXHIBIT C

                              Trustee's Expenses

For administration: $5,000 per annum, payable annually in advance, together with reasonable fees, expenses and disbursements of counsel, experts and agents retained by the Trustee, as more specifically set forth in Section 12.

                                                                    Exhibit 4.13



                            EARTHWATCH INCORPORATED


                                ______________


                      FIRST SUPPLEMENTAL INDENTURE TO THE

                                   INDENTURE


                          Dated as of April 16, 2001


                                ______________


                             THE BANK OF NEW YORK,
                                    Trustee


                                ______________


                      13% Senior Discount Notes due 2007

     This First Supplemental Indenture (the "Supplemental Indenture"), dated as of April 16, 2001, between EarthWatch Incorporated, a corporation organized under the laws of the State of Delaware, and The Bank of New York, as Trustee (the "Trustee").

                            RECITALS OF THE COMPANY

     WHEREAS, pursuant to the Indenture, dated as of July 12, 1999, between the Company and the Trustee (the "Indenture"), the Company issued $199,000,000 principal amount at maturity of 13% Senior Discount Notes Due 2007 (the "Notes");

     WHEREAS, on February 28, 2001, the Company, pursuant to an Offer to Purchase for Cash dated February 28, 2001, launched an Offer to Purchase (as defined in the Indenture) up to all of the Notes (the "Tender Offer");

     WHEREAS, in order to finance the future operations of the Company, on April 2, 2001, the Company entered into a Recapitalization Agreement and Consent (the "Agreement") with certain holders of the Notes (the "Remaining Holders"), under which the Company agreed to enter into certain transactions in order to induce the Remaining Holders to not tender their Notes in the Tender Offer, including amending the Indenture as provided in this Supplemental Indenture (the "Amendments") after consummation of the Tender Offer and the Remaining Holders agreed to the Amendments;

     WHEREAS, the Company purchased all of the Notes tendered in the Tender
Offer;

     WHEREAS, the Remaining Holders hold 100% of the outstanding Notes;

     WHEREAS, all things necessary to make this Supplemental Indenture a valid supplement to the Indenture according to the terms of this Supplemental Indenture and the Indenture have been done;

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Trustee mutually covenant and agree as follows:

                                  ARTICLE ONE
                                 DEFINED TERMS

          Section 1.1.  Defined Terms.   All capitalized terms used herein
                        -------------
without definition shall have the meaning ascribed thereto in the Indenture, except as amended hereby. The words "herein," "hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section of the Supplemental Indenture.

                                  ARTICLE TWO
                                   AMENDMENT

          Section 2.1.  Definitions.  The following definitions in Section 1.01
                        -----------
of the Indenture are hereby amended as follows:

     (a) The definition of "Collateral" in Section 1.01 of the Indenture is hereby deleted in its entirety and replaced with the following:

          ""Collateral" means, (i) with respect to the Pledge Agreement, the
            ----------
     Government Securities and the other collateral described in the Pledge Agreement and (ii) with respect to the Pledge and Security Agreement, the QuickBird 2 Launch Insurance and the other collateral described in the Pledge and Security Agreement."

     (b) The definition of "Collateral Trustee" in Section 1.01 of the Indenture is hereby deleted in its entirety and replaced with the following:

          ""Collateral Trustee" means, (i) with respect to the Pledge Agreement,
            ------------------
     the Trustee or any successor or substitute collateral trustee for the Collateral under the Pledge Agreement acting as such for itself and the Holders of the Notes and (ii) with respect to the Pledge and Security Agreement, the Trustee or any successor or substitute collateral trustee for the Collateral under the Pledge and Security Agreement acting as such for itself, the Holders of the Notes and the holder(s) of the Vendor Financing."

     (c) The definition of "First QuickBird Launch Insurance" in Section 1.01 of the Indenture is hereby deleted in its entirety.

     (d) The definition of "Insurance Proceeds Payment Amount" in Section 1.01 of the Indenture is hereby deleted in its entirety and replaced with the following:

          ""Insurance Proceeds Payment Amount" means the amount of proceeds, if
            ---------------------------------
     any, under the QuickBird 2 Launch Insurance received by the Collateral Trustee under the Pledge and Security Agreement."

     (e) The proviso in clause (xxiii) of the definition of "Permitted Liens" in Section 1.01 of the Indenture is hereby deleted in its entirety and replaced with the following:

          "provided, however, that notwithstanding any of the foregoing or otherwise, Permitted Liens shall not include any Liens on the QuickBird 2 Satellite or the QuickBird 2 Launch Insurance except (1) in the case of Liens on the QuickBird 2 Launch Insurance, Liens thereon in favor of the Collateral Trustee under the Pledge and Security Agreement or otherwise securing the Notes or the Vendor Financing, and Liens in favor of the collateral trustee under the Junior Pledge and Security Agreement for the benefit of the holders of the Series A Preferred Stock and Series B Preferred Stock, provided such Liens shall be junior to the Liens in favor of the Collateral Trustee under the Pledge and Security Agreement and (2) with respect to the QuickBird 2 Satellite, (A) Liens described in clause
     (ii) of this definition, (B) until the attachment of risk under the QuickBird 2 Launch Insurance, the retention or reservation of title to the QuickBird 2 Satellite by Ball

     Aerospace & Technologies Corp. under the terms of the Vendor Financing, (C) following the attachment of risk under the QuickBird 2 Launch Insurance, Liens to secure up to $9,000,000 principal amount (plus accrued interest thereon) of Vendor Financing and (D) Liens in the proceeds (as defined in
     Section 9-306(1) of the New York Uniform Commercial Code) from the disposition of the QuickBird 2 Satellite, other than proceeds under the QuickBird 2 Launch Insurance, to secure up to $9,000,000 million principal amount (plus accrued interest) of Vendor Financing."

     (f) The definition of "Registration Rights Agreement" is hereby deleted in its entirety and replaced with the following:

          ""Registration Rights Agreement" means either (i) the Registration
            -----------------------------
     Rights Agreement, dated July 12, 1999, between the Company and Morgan Stanley & Co. Incorporated and certain permitted assigns specified therein or (ii) the Notes Registration Rights Agreement dated as of April 3, 2001, among the Company, the Trustee and Morgan Stanley & Co. Incorporated, as applicable."

     (g) The definition of "Security Documents" in Section 1.01 of the Indenture is hereby deleted in its entirety and replaced with the following:

          ""Security Documents" means the Pledge Agreement and the Pledge and
            ------------------
     Security Agreement."

     (h) The definition of "12 1/2% Notes" in Section 1.01 of the Indenture is hereby deleted in its entirety.

     Section 2.2.  New Defined Terms.  The Indenture is hereby amended by adding
                   -----------------
the following defined terms to Section 1.01 of the Indenture thereto in the appropriate alphabetical order:

          ""Charter Amendments" means the amendment of the Company's Certificate
            ------------------
     of Incorporation, substantially in the form attached to the Recapitalization Agreement as Exhibit G."

          ""Junior Pledge and Security Agreement" means the Junior Pledge and
            ------------------------------------
     Security Agreement to be entered into between the Company and the Trustee, as collateral trustee, pursuant to Section 5.4(b) of the Recapitalization Agreement, substantially in the Form of Exhibit H-2 to the Recapitalization Agreement.

          ""Pledge Agreement" means the Pledge Agreement, dated as of April 3,
            ----------------
     2001, among the Company, the Collateral Trustee and The Bank of New York, as securities intermediary, under which the Company will pledge to the Collateral Trustee certain Government Securities and/or cash to secure payment in respect of the Company's obligation to repurchase the Notes pursuant to Section 4.17."

          ""Pledge and Security Agreement" means the Senior Pledge and Security
            -----------------------------
     Agreement to be entered into by the Company in favor of the Collateral Trustee pursuant to Section 5.4(b) of the Recapitalization Agreement, substantially in the form of Exhibit

     H-1 attached to the Recapitalization Agreement, under which the Company will pledge to the Collateral Trustee the QuickBird 2 Launch Insurance for the benefit of the Holders of the Notes and the holder(s) of the Vendor Financing."

          ""QuickBird 2 Launch Insurance" means launch and in-orbit operations
            ----------------------------
     insurance in respect of the QuickBird 2 Satellite, having the terms and provisions described in Section 4.10(b) and being in form and substance satisfactory to the Collateral Trustee under the Pledge and Security Agreement."

          ""QuickBird 2 Satellite" means the QuickBird 2 spacecraft manufactured
            ---------------------
     pursuant to the contract dated June 9, 1998, as amended from time to time, between Ball Aerospace & Technologies Corp. and the Company, for QuickBird Spacecraft number SE.1M.PRJ.0004.A."

          ""Recapitalization Agreement" means the Recapitalization Agreement and
            ---------------------------
     Consent, dated as of April 2, 2001, among the Company, Morgan Stanley & Co. Incorporated and the other parties thereto."

          ""Vendor Financing" means the financing to be provided by Ball
            ----------------
     Technologies & Aerospace Corp. to the Company in a principal amount not less than $9,000,000, for the construction and launch of the QuickBird 2 Satellite on substantially the terms set forth on Exhibit A to the Recapitalization Agreement."

          Section 2.3.  Amendment to Section 4.3. Section 4.3 of the Indenture
                        ------------------------
is hereby amended by adding the following new clause (viii) at the end of the second paragraph thereof:

          "or (viii) the repurchase of shares of Series A Preferred Stock or Series B Preferred Stock with any Insurance Proceeds Payment Amount, provided the Company has previously repurchased all Notes required to be repurchased and repaid the Vendor Financing with the Insurance Proceeds Payment Amount, in each case as required pursuant to Section 4.12."

          Section 2.4.  Amendment to Section 4.4.  Section 4.4 of the Indenture
                        ------------------------
is hereby amended by deleting the last sentence thereof in its entirety and replacing it with the following:

          "The Company shall not, and shall not permit any Subsidiary to, create, incur, assume or suffer to exist any Lien on the QuickBird 2 Satellite or the QuickBird 2 Launch Insurance except (i) in the case of the QuickBird 2 Launch Insurance, Liens thereon in favor of the Collateral Trustee under the Pledge and Security Agreement or otherwise securing the Notes or the Vendor Financing and Liens thereon in favor of the collateral trustee under the Junior Pledge and Security Agreement for the benefit of the holders of the Series A Preferred Stock and Series B Preferred Stock, provided such Liens are junior to the Liens in favor of the Collateral Trustee under the Pledge and Security Agreement and (ii) with respect to the QuickBird 2 Satellite, (A) Liens described in clause (ii) of the definition of Permitted Liens, (B) until the attachment of risk under the QuickBird 2 Launch Insurance, the retention or reservation of title to the QuickBird 2 Satellite by Ball Aerospace & Technologies Corp. under the terms of the Vendor Financing, (C) following the attachment of risk under the QuickBird 2 Launch Insurance,

     Liens to secure up to $9,000,000 principal amount (plus accrued interest thereon) of Vendor Financing and (D) Liens in the proceeds (as defined in
     Section 9-306(1) of the New York Uniform Commercial Code) from the disposition of the QuickBird 2 Satellite, other than proceeds under the QuickBird 2 Launch Insurance, to secure up to $9,000,000 million principal amount (plus accrued interest) of Vendor Financing."

          Section 2.5.  Amendment to Section 4.5.  Section 4.5 of the Indenture
                        ------------------------
is hereby amended by deleting the term "First QuickBird Satellite" in the last paragraph of Section 4.5 of the Indenture and replacing it with the term "QuickBird 2 Satellite."

          Section 2.6.  Amendment to Section 4.10. Section 4.10 of the Indenture
                        -------------------------
is hereby amended by:

          (a) deleting the term "First QuickBird Satellite" in the first and second sentence thereof and, in each case, replacing it with the term "QuickBird 2 Satellite;" and

          (b) deleting clause (b) in its entirety and replacing it with the following:

          "(b) Special Provisions Relating to QuickBird 2 Satellite. Notwithstanding the generality of Section 4.10(a), with respect to the intentional ignition of the launch vehicle for, and any operation following such ignition of, the QuickBird 2 Satellite, the provisions of this Section 4.10(b) shall apply. The Company shall use its best efforts to obtain (by paying the initial deposit therefor), no later than June 15, 2001, and upon obtainment shall maintain in full force and effect, launch insurance with respect to the QuickBird 2 Satellite, for a period which the Company deems reasonable by comparison with other companies in a similar industry but in no event for a period less than one year commencing on the date of intentional ignition of the launch vehicle; the Company shall pay the remaining insurance premiums in accordance with the payment schedule under the terms of the QuickBird 2 Launch Insurance. The insurance policy required to be obtained pursuant to this Section 4.10(b) shall have substantially the same terms as the launch and in-orbit operations insurance with respect to the First QuickBird Satellite, except (i) for such differences in terms as may be required due to the differences in construction, launch or in-orbit operations between the First QuickBird Satellite and the QuickBird 2 Satellite, (ii) that the QuickBird 2 Launch Insurance shall only be required to cover one year of operations after launch for the QuickBird 2 Satellite, (iii) as is acceptable to the Holders of a majority of the Notes in their absolute discretion and (iv) for such differences that do not adversely affect the Holders. Such insurance shall name the Collateral Trustee under the Pledge and Security Agreement as sole loss payee thereof and must be in an amount of at least $155,000,000; provided that in the event premiums are not at any time fully paid for in respect of such launch insurance solely by reason of the fact that premiums previously paid have been returned by the relevant insurance companies, the Company shall not thereby be in default of its obligations under this sentence, provided that all such returned premiums have been distributed to the Collateral Trustee under the Pledge and Security Agreement in accordance with the provisions of the Pledge and Security Agreement and any amounts subsequently made available to the Company by the Collateral Trustee in accordance with the Pledge and

     Security Agreement are immediately used for the purchase of launch insurance complying with this sentence. Except as is acceptable to the Holders of a majority of the Notes in their absolute discretion, the insurance policy required to be obtained pursuant to this Section 4.10(b) shall provide that if 66% or more of a satellite's capacity is lost, the full amount of insurance shall become due and payable, and that if a satellite is able to maintain more than 34% but less than 85% of its capacity, a portion of such insurance based on the lost capacity shall become due and payable.

          The QuickBird 2 Launch Insurance shall name the Collateral Trustee under the Pledge and Security Agreement as the sole loss payee thereon, and the entire Insurance Proceeds Payment Amount, if any, shall be paid directly to the Collateral Trustee for application (i) first to the Notes and up to $9,000,000 principal amount of Vendor Financing, on a pro rata basis, in accordance with the provisions of the Pledge and Security Agreement and (ii) second to the collateral trustee under the Junior Pledge and Security Agreement for the benefit of the Series A Preferred Stock and Series B Preferred Stock in accordance with the provisions of the Junior Pledge and Security Agreement. In the event that, notwithstanding the fact that the Collateral Trustee under the Pledge and Security Agreement shall be the sole loss payee with respect to the QuickBird 2 Launch Insurance, the Company or any Subsidiary at any time shall receive any proceeds relating to the QuickBird 2 Launch Insurance from the relevant insurance company or from any source other than the Collateral Trustee in accordance with the Pledge and Security Agreement, the Company shall cause such proceeds to be held in trust for the benefit of the Collateral Trustee under the Pledge and Security Agreement and immediately turned over to the Collateral Trustee under the Pledge and Security Agreement in the same form received with appropriate endorsements."

          Section 2.7.  Amendment to Section 4.11.  Section 4.11 of the
                        -------------------------
Indenture is hereby amended by deleting the term "First QuickBird Satellite" in clause (ii) of Section 4.11 of the Indenture and replacing it with the term "QuickBird 2 Satellite."

          Section 2.8.  Amendment to Section 4.12.  Section 4.12 of the
                        -------------------------
Indenture is hereby amended by deleting Section 4.12 of the Indenture in its entirety and replacing it with the following:

          "Section 4.12.  Repurchase of Notes upon an Insurance Proceeds
                          ----------------------------------------------
     Payment. The Company shall, within 30 days of receipt by the Collateral Trustee under the Pledge and Security Agreement of any proceeds under the QuickBird 2 Launch Insurance, commence (and consummate within 60 days thereafter) an Offer to Purchase the Notes then outstanding and offer to repay the Vendor Financing, including any interest accrued and payable thereon, on a pro rata basis, in an aggregate amount equal to the Insurance Proceeds Payment Amount not previously subject to an Offer to Purchase or repayment of the Vendor Financing under this Section 4.12; provided that the aggregate principal amount of Vendor Financing that may be repaid with any Insurance Proceeds Payment Amount shall not exceed $9,000,000. The purchase price for the Notes in connection with any such Offer to Purchase shall be equal to 100% of the Accreted Value thereof on the Payment Date, plus accrued and unpaid interest, if any, to such Payment Date, and the purchase price for the Vendor Financing to be so repaid shall be equal to the principal amount thereof plus accrued interest thereon. If the sum of the aggregate purchase price of the Notes tendered in connection with such Offer to Purchase and the amount of Vendor Financing repaid pursuant to the first sentence of this Section 4.12 is less than the Insurance Proceeds Payment Amount, the remaining insurance proceeds shall be paid over to the collateral trustee under the Junior Pledge and Security Agreement, to the extent required under the Junior Pledge and Security Agreement, and otherwise to the Company, or as the Company may direct."

          Section 2.9.   Amendment to Section 4.17.  Section 4.17 of the
                         -------------------------
Indenture is hereby amended by deleting Section 4.17 of the Indenture in its entirety and replacing it with the following:

          "Section 4.17.  Repurchase of Notes upon Failure to Meet Certain
                          ------------------------------------------------
     Conditions.   If, as of the close of business on June 15, 2001, (i) the
     ----------
     Company has not obtained QuickBird 2 Launch Insurance as required by
     Section 4.10(b), or (ii) the Charter Amendments shall have not been approved and be in full force and effect, or (iii) the Company has not obtained the Vendor Financing, or (iv) the Company has not issued the shares of Series C Preferred Stock as required under Section 5.2 of the Recapitalization Agreement, or (v) the Company has not complied with all of its obligations under Section 5.4(b) under the Recapitalization Agreement, then the Company shall commence and consummate on or prior to August 1, 2001, an Offer to Purchase the Notes. The purchase price for the Notes in connection with such Offer to Purchase shall be equal to 100% of the Accreted Value of the Notes as of the Payment Date."

          Section 2.10.  Amendments to Section 6.1.  Section 6.1 of the
                         -------------------------
Indenture is hereby amended by:

          (a) deleting clause (c) in its entirety and replacing it with the following:

               "(c)   the failure to make or consummate an Offer to Purchase in
          accordance with Sections 4.7, 4.12 or 4.17 hereof;"

          (b) deleting clause (III) of clause (e) in its entirety and replacing it with the following:

               "(III) with respect to any Indebtedness under the Vendor Financing, there shall occur any default in the performance or observance of any term, condition, covenant or agreement contained therein or in any agreement relating thereto, or any other event specified in any such Indebtedness or agreement, if the effect thereof is to cause, or permit the holder of holders of such Indebtedness (or any trustee or other representative of any such holder(s)) to cause, such Indebtedness to become due prior to its Stated Maturity;"

          (c) deleting clause (i) in its entirety and replacing it with the following:

          "(i)   with respect to the QuickBird 2 Satellite, there shall occur
     (1) the loss of more than 5% of such satellite's capacity or (2) any other event that permits or requires the payment of proceeds of the QuickBird 2 Launch Insurance by an insurance company thereunder and, in either such case, such proceeds are not paid over to the Collateral Trustee within 90 days of demand being made under the applicable QuickBird 2 Launch Insurance policy."

          (d)   adding the following new clause (j):

          "the Collateral Trustee under the Pledge Agreement does not have at all times a first priority perfected security interest in the Collateral under the Pledge Agreement, or the Collateral Trustee under the Pledge and Security Agreement does not have at all times a first priority perfected security interest in the Collateral under the Pledge and Security Agreement."

          Section 2.11.  Amendment to Section 9.1.  Section 9.1 of the Indenture
                         ------------------------
is hereby amended by deleting the parenthetical in clause (b) of Section 9.1 in its entirety and replacing it with the following:

          "(including amendments, modifications and supplements for the purpose of securing up to $9,000,000 principal amount of Vendor Financing with the Collateral under the Pledge and Security Agreement)"

          Section 2.12.  Amendments to Section 9.2.  Section 9.2 of the
                         -------------------------
Indenture is hereby amended by:

          (a) deleting the period at the end of clause (viii) of the second paragraph of Section 9.1 and replacing it with the following:

          "; or"

          (b) adding the following new clause (ix) at the end of the second paragraph of Section 9.1:

          "(ix) alter the obligation of the Company to purchase the Notes under
     Section 4.12 or 4.17 or waive any default in the performance thereof."

          Section 2.13.  Amendment to Section 10.1.  The Indenture is hereby
                         -------------------------
amended by deleting clause (a) of Section 10.1 in its entirety and replacing it with the following:

          "(a) The Company shall enter into the Pledge Agreement and, promptly following the obtainment of QuickBird 2 Insurance, into the Pledge and Security Agreement and comply with the respective terms and provisions thereof. The purpose of the Pledge Agreement is to provide the Trustee with an interest in the Government Securities described in the Pledge Agreement and any and all proceeds thereof. It is the intent that the interest of the Trustee (through the Collateral Trustee under the Pledge Agreement) in such Government Securities not be less than the aggregate Accreted Value on August 1, 2001 for all Notes outstanding on the date hereof. The purpose of the Pledge and Security Agreement is to provide the Trustee with an interest in the QuickBird 2 Launch Insurance and any and all proceeds thereof which will be shared, pro rata, with the interest therein of the holder(s) of up to $9,000,000 principal amount of Vendor Financing. The Trustee and the Collateral Trustee under the Pledge and Security Agreement are authorized to enter into such modifications, amendments and supplements to the Pledge and Security Agreement for the purpose of effectively securing up to $9,000,000 principal amount of Vendor Financing on a pro rata basis with the Notes as provided in this Section 10.1."

                                 ARTICLE THREE
                                 MISCELLANEOUS

     Section 3.1.  Governing Law.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED
                   -------------
BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     Section 3.2.  Severability Clause.  In case any provision in this
                   -------------------
Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 3.3.  Entire Agreement.  This Supplemental Indenture is intended by
                   ----------------
the parties to be a final expression of their agreement in respect of the subject matter contained herein and, together with the Indenture, as amended hereby, supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     Section 3.4.  Ratification; Supplemental Indentures Part of Indenture.
                   -------------------------------------------------------
Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.

     Section 3.5.  Effectiveness.  This Supplemental Indenture shall become
                   -------------
effective upon due execution.

     Section 3.6.  Counterparts.  The parties may sign any number of copies of
                   ------------
this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     Section 3.7.  Headings.  The headings of the Articles and Sections of this
                   --------
Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

                              EARTHWATCH INCORPORATED


                              By:  /s/ Henry E. Dubois
                                   --------------------------------------
                                   Name:   Henry E. Dubois
                                   Title:  Chief Financial Officer/
                                           Chief Operations Officer



                              THE BANK OF NEW YORK


                              By:  /s/ Van K. Brown
                                   --------------------------------------
                                   Name:   Van K. Brown
                                   Title:  Vice President